As filed with the Securities and Exchange Commission on November 24, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CPI INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	75-3142681 (I.R.S. Employer Identification No.)
811 Hansen Way
Palo Alto, California 94303-1110
(Address of Principal Executive Offices, Including Zip Code)

CPI International, Inc. 2006 Equity and Performance Incentive Plan

(Full Title of the Plan)

Joel A. Littman
811 Hansen Way
Palo Alto, California 94303-1110
(Name and Address of Agent For Service)
(650) 846-2900
Telephone Number, Including Area Code, of Agent For Service

Copy to:

Richard C. Wirthlin, Esq.
Irell & Manella LLP
1800 Avenue of the Stars, Suite 900
Los Angeles, California 90067
(310) 277-1010

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☒
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	1,400,000	$9.78	$13,692,000	$764.01

(1)
This Registration Statement will also cover any additional shares of Common Stock that become issuable under the above-mentioned plan by reason of any stock dividend, stock split, recapitalization, reorganization or other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of outstanding shares of the Registrant's Common Stock.

(2)
Estimated solely for purposes of calculating the registration fee. Computed in accordance with Rule 457(h) under the Securities Act of 1933, based on the average of the high and low prices of the Common Stock as quoted on the Nasdaq Global Select Market on November 20, 2009.

EXPLANATORY NOTE

On May 26, 2006, we registered 1,401,144 shares of our common stock par value $0.01 per share issuable under our CPI International, Inc. 2006 Equity and Performance Incentive Plan (“2006 Plan”), pursuant to a Registration Statement on Form S-8 (File No. 333-134521).  This Registration Statement on Form S-8 is being filed pursuant to General Instruction E to Form S-8 to register an additional 1,400,000 shares of common stock issuable under the 2006 Plan.

INCORPORATION OF DOCUMENTS BY REFERENCE

Pursuant to General Instruction E to Form S-8, the contents of our Registration Statement on Form S-8 (File No. 333-134521) filed with the Securities and Exchange Commission on May 26, 2006, including each of the documents filed by us with the Securities and Exchange Commission and incorporated or deemed to be incorporated by reference therein and including each of the documents filed as Exhibits to such Registration Statement, are incorporated herein by reference.

PART II

Item 8.                      Exhibits.

Exhibit No.
5.1	Opinion of Irell & Manella LLP
23.1	Consent of Irell & Manella LLP (included as part of Exhibit 5.1)
23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm
24.1	Power of Attorney (included in the signature page and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Palo Alto, state of California, on November 24, 2009.

CPI International, Inc.
By: /s/ Joel A. Littman
Joel A. Littman
Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each director and officer of CPI International, Inc., a Delaware corporation (“CPI International”), whose signature appears below constitutes and appoints O. Joe Caldarelli, Robert A. Fickett and Joel A. Littman, and each of them, his true and lawful attorney-in-fact and agent, with full power and authority to each of them to act without the other and with full power of substitution and re-substitution in the name and on behalf of the undersigned in any and all capacities stated below: (i) to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-8 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable CPI International to comply with the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and (2) to take any and all actions and execute all such other documents as they, or any of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date
/s/ O. Joe Caldarelli O. Joe Caldarelli	Chief Executive Officer and Director (Principal Executive Officer)	November 24, 2009
/s/ Joel A. Littman Joel A. Littman	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	November 24, 2009
/s/ Michael Targoff Michael Targoff	Chairman of the Board of Directors	November 24, 2009
/s/ Michael F. Finley Michael F. Finley	Director	November 24, 2009
/s/ Jeffrey P. Hughes Jeffrey P. Hughes	Director	November 24, 2009
/s/ Stephen R. Larson Stephen R. Larson	Director	November 24, 2009
/s/ William P. Rutledge William P. Rutledge	Director	November 24, 2009

INDEX TO EXHIBITS

Exhibit No.
5.1	Opinion of Irell & Manella LLP
23.1	Consent of Irell & Manella LLP (included as part of Exhibit 5.1)
23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm
24.1	Power of Attorney (included in the signature page and incorporated herein by reference)